Exhibit 10.2


                                   ASSIGNMENT
                             (SUBLICENSE AGREEMENT)

         THIS ASSIGNMENT ("Assignment") is made and entered into this 16th day of March, 2006, by and between CLEAN WATER TECHNOLOGIES, INC., a Delaware corporation ("Assignor"), and WATER TECHNOLOGY PARTNERS LLC, a Florida limited liability company ("Assignee").

                               W I T N E S S E T H

         WHEREAS, Assignor owns an exclusive license to use and market certain technology developed by the University of South Florida, known as a method for removing arsenic species from an aqueous liquid using modified zeolite material as disclosed in U.S. patent applications 60/036, 704 and 90/016, 126 by inventor Dr. Dagmar Bonnin (the "USF Technology"),

         WHEREAS, Assignor and GSA Resources, Inc. ("GSA") entered into a Sublicense Agreement dated October 12, 1999 (the "Sublicense Agreement"), a copy of which is attached hereto as Exhibit A, wherein Assignor granted GSA an exclusive sublicense to use and market the USF Technology,

         WHEREAS, GSA sold and assigned all of its right, title and interest in and to the Sublicense Agreement to Element 33, L.L.C., which, in turn, sold and assigned all of its right, title and interest in and to the Sublicense Agreement to International Water Purification Technologies, L.L.C. ("IWPT"), and

         WHEREAS, Assignor possesses all right, title and interest in and to the Sublicense Agreement with IWPT, and desires to sell, assign, and transfer the Sublicense Agreement to Assignee, and Assignee desires to accept said sale, assignment and transfer upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual convents and obligations contained herein, the parties hereto agree as follows:

         1. ASSIGNMENT. For $1.00 and other good consideration, receipt of which is hereby acknowledged, Assignor hereby sells, assigns and transfers to Assignee, and Assignee hereby purchases and accepts, any and all of Assignor's right, title and interest in and to the Sublicense Agreement. The foregoing sale, assignment and transfer is made without any recourse whatsoever to Assignor and without any representations and warranties expressed or implied of any nature whatsoever.

         2. ASSUMPTION AND INDEMNIFICATION. Assignee agrees to assume and faithfully observe and perform all of Assignor's covenants, agreements and obligations under the Sublicense Agreement. Assignee further agrees to indemnify and save Assignor harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses of every nature whatsoever arising from the Sublicense Agreement on or after the date hereof.

         3. ACKNOWLEDGMENTS. Assignee acknowledges that the Sublicense Agreement is in full force and effect, that Assignor is not in default under or breach of the Sublicense Agreement and has performed any and all of its obligations thereunder through the date hereof, and that Assignor has the right to assign the Sublicense Agreement.

         4. CONSENT OF IWPT. Assignor and Assignee recognize and acknowledge that the assignment of the Sublicense Agreement hereunder may require the consent and approval of IWPT. In such event, Assignee will use its best efforts to obtain such consent and approval and to cause IWPT to execute the Consent to Assignment set forth below; provided, however, the failure to obtain such consent shall not affect in any manner the rights and responsibilities of Assignor and Assignee under this Assignment.

         5. MODIFICATION OF SUBLICENSE AGREEMENT. Assignee agrees that, at all times while Assignor is a party to the Sublicense Agreement, Assignee shall not change, modify, or amend the Sublicense Agreement.

         6. ASSIGNABILITY. Assignee may sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Assignment without the consent of Assignor.

         7. AMENDMENT. This Assignment may be amended only by a written instrument duly executed by both parties hereto.

         8. BINDING EFFECT. This Assignment shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements, and other documents as may be necessary to carry out the provisions of this Assignment.


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

     9. GOVERNING LAW. This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

    10. ENTIRE AGREEMENT. This Assignment supersedes all previous contracts and understandings and constitutes the entire agreement between the parties. No oral statements or prior writings not specifically incorporated herein shall be of any force and effect and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment as provided herein.

    11. EFFECTIVENESS. The effectiveness of this Assignment shall be subject to and commence upon approval of the shareholders of Assignor of this Assignment and the transactions contemplated herein.

    12. COUNTERPARTS. The parties hereto may execute this Assignment in counterparts, each of which, when executed and delivered by the parties hereto, shall have the force and effect of an original. All such counterparts shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.



WITNESS:                                    CLEAN WATER TECHNOLOGIES, INC.,
                                            a Delaware corporation



________________________                    By: /s/ SUZANNE LEWSADDER
                                                ---------------------

                                            As: Chief Executive Officer




                                            WATER TECHNOLOGY PARTNERS LLC,
                                            a Florida limited liability
                                            company



________________________                    By: /s/ HOWARD A. SCALA
                                                -------------------

                                            As: President


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